Hauser+Taylor LLP


Kids Stuff, Inc.
7835 Freedom Avenue, N.W.
North Canton, OH 44720

                                                                  March 21, 2001

Dear Sir or Madam:

     This is to confirm that additional time is needed to complete the audit of the Financial Statements of Kids Stuff, Inc. as of December 31, 2000 and the year then ended.



                                                           /s/ Hauser+Taylor LLP